Exhibit 10.45

EXECUTION COPY

FIRST AMENDMENT

FIRST AMENDMENT, dated as of January 31, 2008 (this “Amendment”), to that certain 364-Day Credit Agreement, dated as of June 15, 2007 (the “Credit Agreement”) by and among MF GLOBAL FINANCE USA INC., a New York corporation (“Borrower”), MF GLOBAL LTD., a company organized under the laws of Bermuda (“Parent”), the Designated Subsidiary Borrowers party thereto, the several banks and other financial institutions (“Lenders”) party thereto, CITIBANK N.A., as syndication agent (in such capacity, the “Syndication Agent”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity the “Administrative Agent”), and the parties named as documentation agents thereto (each, a “Documentation Agent”, and, collectively, the “Documentation Agents”).

RECITALS:

WHEREAS, the Borrower, the Parent, each Designated Subsidiary Borrower and the Lenders are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders agree to extend the Commitments for a period of six months beyond the current scheduled expiration of the Commitments; and

WHEREAS, each of the Lenders party hereto has agreed to so extend the Commitments, subject to the agreements of Borrower provided for herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS

(a) First Amendment. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical position:

“First Amendment” means the First Amendment to this Credit Agreement, dated as of January 31, 2008, among the Borrower, the Parent and the Lenders party thereto.

(b) Commitments Extended. The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following text:

“Maturity Date” means June 13, 2008, as such date shall be extended to December 12, 2008 for each Lender which is a party to the First Amendment as provided therein.

(c) Applicable Rate. The “Index Debt Ratings” table in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following text (including the proviso set forth below):

Index Debt Ratings:	ABR Spread	Eurodollar Spread	Facility Fee Rate	Extension Fee Rate
Category 1: Index Debt Ratings of at least A by S&P or A2 by Moody’s	0%	0.25%	0.05%	0.40%

Category 2: Index Debt Ratings of at least A- by S&P or A3 By Moody’s and not Category 1	0%	0.29%	0.06%	0.40%

Category 3: Index Debt Ratings of at least BBB+ by S&P or Baa1 by Moody’s and not Category 1 or 2	0%	0.32%	0.08%	0.40%

Category 4: Index Debt Ratings of at least BBB by S&P or Baa2 by Moody’s and not Category 1, 2 or 3	0%	0.41%	0.09%	0.40%

Category 5: Index Debt Ratings below Category 4	0%	0.55%	0.10%	0.40%

provided that each of the foregoing Extension Fee Rates (as defined below) shall be increased by 0.25% as of and after June 13, 2008 and an additional 0.25% as of and after September 13, 2008.

(d) Financial Condition. Section 3.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) The Parent has heretofore furnished to the Lenders a Final Prospectus with respect to its common stock as submitted by the Parent to the SEC on July 20, 2007 and an Amended Registration Statement with respect to its common stock on Form F-1 as submitted by the Parent to the SEC on May 31, 2007 and as amended on June 7, 2007, June 21, 2007, July 6, 2007, July 11, 2007, and July 17, 2007 (collectively along with the Final Prospectus, the “F-1”). Such Registration Statement includes certain audited and unaudited combined financial statements of “Man Financial”, which refers to the brokerage division of Man Group plc that is on or prior to the Effective Date being contributed to or consolidated within the Parent and its Subsidiaries (“Man Financial”). Such combined financial statements present fairly, in all material respects, the financial position, results of operations and cash flows and changes in equity of Man Financial as of the dates and for the periods referred to in such financial statements in accordance with GAAP.

(e) Schedule 3.06. Schedule 3.06 to the Credit Agreement is hereby amended and restated in its entirety as set forth in Schedule 3.06 to this Amendment.

(f) Events of Default. Article VII(b) of the Credit Agreement is hereby amended by inserting the phrase “or any other Loan Document” immediately after the phrase “under this Agreement”.

SECTION II. EXTENSION OF MATURITY DATE

Each Lender which is a party to this Amendment hereby extends the Maturity Date as applicable to it to December 12, 2008. The Maturity Date applicable to each Lender which is not a party to this Amendment shall be June 13, 2008, and the other Lenders understand and agree that the Loans of such Lender shall become due and be payable, together with all interest and fees related thereto, on June 13, 2008, and each agrees that the Borrower’s payment of such Loans when due and payable shall not obligate any such Lender to purchase participations from any other Lender pursuant to Section 2.15(b) of the Credit Agreement.

SECTION III. CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall be effective on and as of the date hereof (the “Effective Date”) upon the satisfaction of the following conditions:

(a) Agreements. The Borrower, the Required Lenders and the Administrative Agent shall have delivered executed counterparts of this Amendment to the Administrative Agent under arrangements satisfactory to it.

(b) Amendment Fee. The Administrative Agent shall have received for the account of each Lender which is a party to this Amendment the amendment fee payable on the Effective Date as provided in Section IV of this Amendment.

(c) Fees and Costs. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

SECTION IV. FEES

(a) Amendment Fees. The Borrower agrees to pay to the Administrative Agent (i) for the account of each Lender which has executed and delivered a counterpart of this Amendment by the Effective Date, an upfront amendment fee equal to 0.05% of the Commitment of such Lender as of such date, payable on the Effective Date, and (ii) for the account of each Lender which has executed and delivered a counterpart to this Amendment, and each Additional Commitment Lender (as defined below), a supplemental one-time amendment fee equal to 0.05% of the Commitment of such Lender or Additional Commitment Lender as of June 13, 2008, payable on such date.

(b) Extension Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender which is a party to this Amendment and each Additional

Commitment Lender, an extension fee on the principal amount of each Loan of such Lender or Additional Commitment Lender from time to time outstanding after the Effective Date at the applicable extension fee rate per annum (the “Extension Fee Rate”), as set forth in the definition of “Applicable Rate”, payable on each date on which interest is payable on such Loan under the Credit Agreement. Such fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and shall not be refundable under any circumstances.

SECTION V. ADDITIONAL COMMITMENT LENDERS

The Borrower shall have the right on or before June 13, 2008 to replace, in whole or in part, any Lender which is not a party to this Amendment (each, a “Non-Extending Lender”) with, and add as “Lenders” under the Credit Agreement in place thereof, one or more other Lenders or financial institutions or other entities (each, an “Additional Commitment Lender”), each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption or other documentation reasonably satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall assume all or part of the Commitment of such Non-Extending Lender or shall agree to have a new or additional Commitment under which Loans may be borrowed only from the date of any reduction in or termination of the Commitment of such Non-Extending Lender and only to the extent such Loans would be ratable with the other Loans based on the amount of such reduction or termination; provided that the aggregate amount that may be borrowed under such assumed, new or additional Commitment and the continuing Commitments under the Credit Agreement shall not exceed $1,400,000,000 at any time. Any Additional Commitment Lender which is not a Lender shall be reasonably satisfactory to the Administrative Agent. Each Additional Commitment Lender shall be entitled, from the date of its becoming bound as an Additional Commitment Lender, to an extension fee on the Loans under the Commitment to be effectively replaced by its new or additional Commitment, payable to it in the amount, calculated in the manner, and on the payment dates for, the extension fees payable to the Lenders which are parties to this Amendment.

SECTION VI. REPRESENTATIONS AND WARRANTIES

(a) Binding Obligation. This Amendment has been duly executed and delivered by each party hereto and constitutes a legal, valid and binding obligation of each party enforceable against each party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Incorporation of Representations and Warranties. The representations and warranties contained in the Loan Documents are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

(c) No Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.

SECTION VII. MISCELLANEOUS

(a) Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any party without the prior written consent of all the Lenders.

(b) References to Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(c) Effect on Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(d) Limitation of Amendment. The Amendment set forth above shall be limited precisely as written and relate solely to the modification of the provisions of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to (a) constitute a waiver of compliance by Borrower with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or (b) prejudice any right or remedy that the Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

(e) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(f) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MF GLOBAL FINANCE USA INC.,
as Borrower

By:	/s/ Simon P. Moreton
Name:	Simon P. Moreton
Title:	Vice President

MF GLOBAL LTD.,

By:	/s/ Ira Polk
Name:	Ira Polk
Title:	Interim CFO

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender and as Administrative Agent

By:	/s/ Henry E. Steuart
Name:	Henry E. Steuart
Title:	Vice President

CITIBANK N.A., as a Lender and as Syndication Agent

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

CALYON, NEW YORK BRANCH,
as a Lender and as Documentation Agent

By:	/s/ Sebastian Rocco
Name:	Sebastian Rocco
Title:	Managing Director

By:	/s/ William S. Denton
Name:	William S. Denton
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

HSBC BANK USA, N.A.,
as a Lender and as Documentation Agent

By:	/s/ Gabriella Deponte
Name:	Gabriella Deponte
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]

ABN AMRO BANK N.V.,
as a Lender

By:	/s/ Michael DeMarco
Name:	Michael DeMarco
Title:	Vice President

By:	/s/ Andrew C. Salerno
Name:	Andrew C. Salerno
Title:	Director

[Signature Page to First Amendment to Credit Agreement]

BANK OF MONTREAL, CHICAGO BRANCH,
as a Lender

By:	/s/ Linda C. Haven
Name:	Linda C. Haven
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ Barry Chung
Name:	Barry Chung
Title:	Senior Vice President

By:	/s/ Alan Krouk
Name:	Alan Krouk
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

LEHMAN COMMERCIAL PAPER INC.,
as a Lender

By:	/s/ Rohit Nair
Name:	Rohit Nair
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]